Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Silk Road Medical, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Charles S. McKhann, as Chief Executive Officer of the Company, and Lucas W. Buchanan, as Chief Operating Officer and Chief Financial Officer of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2022 (18 U.S.C. Section 1350), that to the best of our knowledge:

1.    The Report, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles S. McKhann
Charles S. McKhann
Chief Executive Officer
(Principal Executive Officer)

Date: February 28, 2024

/s/ Lucas W. Buchanan
Lucas W. Buchanan
Chief Operating Officer and Chief Financial Officer
(Principal Financial Officer)

Date: February 28, 2024